Exhibit 14.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-78277 and No. 333-109577) of Acambis plc of our report dated March 26, 2004 except as to note 30B and note 30C which is as of June 25, 2004 relating to the financial statements of Acambis plc, which appears in the annual report to shareholders and is incorporated in this Annual Report on Form 20-F for the year ending December 31, 2003.

  /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cambridge, UK
June 25, 2004